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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 200,000 shares of Bank of the Ozarks, Inc.'s (the "Company") Common Stock to be issued under the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, of the consolidated financial statements of the Company for the years ended December 31, 1997 and 1996, incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                              /s/ Moore Stephens Frost

                                                  Moore Stephens Frost

Little Rock, Arkansas
March 15, 1999